Exhibit 99.4
Horizon Lines, Inc Declares Regular Quarterly Dividend
07.22.2010
CHARLOTTE, NC, July 22, 2010 – Horizon Lines, Inc. (NYSE: HRZ), today announced that its Board of Directors has voted to declare a regular quarterly cash dividend of $0.05 per share, payable on September 15, 2010, to stockholders of record on September 1, 2010. The dividend was approved during the regularly scheduled quarterly meeting of the Board of Directors, which was held today.
About Horizon Lines
Horizon Lines, Inc., is the nation’s leading domestic ocean shipping and integrated logistics company. The company owns or leases a fleet of 20 U.S.-flag containerships and operates five port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. The company also manages a domestic and overseas service partner network and provides integrated, reliable and cost competitive logistics solutions. Horizon Lines, Inc., is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.
For information contact:
Jim Storey
Director, Investor Relations & Corporate Communications
704.973.7107
jstorey@horizonlines.com